Exhibit 10.19

SECURED PROMISSORY NOTE

PN274

Maker:            Stabilis Energy, Inc., a Florida corporation

Maker’s Mailing Address:

10375 Richmond Avenue

Suite 700

Houston, TX 77042

Payee: M/G Finance Co., Ltd.

Place for Payment (including county):

1655 Louisiana

Beaumont, Jefferson County, Texas 77701

Principal Amount: $5,000,000

Loan Origination Date: August 16, 2019

Annual Interest Rate on Unpaid Principal: Six percent (6%) per annum beginning on the Loan Origination Date and continuing until 12/10/2020. Twelve percent (12%) thereafter. If an Event of Default has occurred and is not cured by Maker within ten days of receiving written notice from Payee, Payee may increase the interest rate to eighteen percent (18%) per annum, or the highest amount allowed by law, whichever is less.

Interest on the debt evidenced by this Secured Promissory Note (this “Note”) shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. Interest will accrue daily. Unpaid and overdue interest will be compounded monthly, and as such, will be added to principal amount due with interest accruing on such compounded amount. On any acceleration or required or permitted prepayment, any excess interest shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

Terms of Payment (principal and interest):

Maker will make a one-time upfront payment to Payee (“Up-Front Fee”) of $125,000 as consideration for Payee advancing the Principal amount. This Up-Front Fee is not a repayment of Principal.

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Maker will also make thirty-six (36) monthly installment payments according to this section under the following terms until the whole of this Note, both the Principal Amount and interest are paid in full:

Payment#	Date	Principal	Interest	Payment	Payment#	Date	Principal	Interest	Payment
1	1/10/2020	—	120,821.92	$120,821.92	19	7/10/2021	196,771.19	38,596.17	$235,367.36
2	2/10/2020	—	25,479.45	25,479.45	20	8/10/2021	198,738.90	36,628.46	235,367.36
3	3/10/2020	—	23,835.62	23,835.62	21	9/10/2021	200,726.29	34,641.07	235,367.36
4	4/10/2020	—	25,479.45	25,479.45	22	10/10/2021	202,733.55	32,633.81	235,367.36
5	5/10/2020	—	24,657.53	24,657.53	23	11/10/2021	204,760.89	30,606.47	235,367.36
6	6/10/2020	—	25,479.45	25,479.45	24	12/10/2021	206,808.50	28,558.86	235,367.36
7	7/10/2020	—	24,657.53	24,657.53	25	1/10/2022	208,876.58	26,490.78	235,367.36
8	8/10/2020	—	25,479.45	25,479.45	26	2/10/2022	210,965.35	24,402.01	235,367.36
9	9/10/2020	—	25,479.45	25,479.45	27	3/10/2022	213,075.00	22,292.36	235,367.36
10	10/10/2020	—	24,657.53	24,657.53	28	4/10/2022	215,205.75	20,161.61	235,367.36
11	11/10/2020	—	25,479.45	25,479.45	29	5/10/2022	217,357.81	18,009.55	235,367.36
12	12/10/2020	—	24,657.53	24,657.53	30	6/10/2022	219,531.39	15,835.97	235,367.36
13	1/10/2021	185,367.36	50,000.00	235,367.36	31	7/10/2022	221,726.70	13,640.66	235,367.36
14	2/10/2021	187,221.03	48,146.33	235,367.36	32	8/10/2022	223,943.97	11,423.39	235,367.36
15	3/10/2021	189,093.25	46,274.12	235,367.36	33	9/10/2022	226,183.41	9,183.95	235,367.36
16	4/10/2021	190,984.18	44,383.18	235,367.36	34	10/10/2022	228,445.24	6,922.12	235,367.36
17	5/10/2021	192,894.02	42,473.34	235,367.36	35	11/10/2022	230,729.69	4,637.67	235,367.36
18	6/10/2021	194,822.96	40,544.40	235,367.36	36	12/10/2022	233,036.99	2,330.37	235,367.36

Interest will be calculated on the unpaid principal to the date of each payment. Each payment will be credited first to the accrued interest and then to reduction of principal. Maker may prepay this Note at any time in whole or in part.

Promise to Pay:

FOR VALUE RECEIVED, including but not limited to extension of credit, credit accommodation, and Payee’s sale of the Collateral (as defined below) securing this Note, Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment, the principal amount plus interest at the rates and under the terms stated above. All unpaid amounts shall be due by the final scheduled payment date. Payee may at its sole option and discretion and only in writing extend any of the requirements in the Terms of Payment section above without waiving any rights or remedies hereunder.

Security for Payment:

This Note is hereby secured by all of the Collateral (as defined in that certain Pledge and Security Agreement, dated as of the date hereof, by and between Maker and Payee (the “Pledge and Security Agreement”)).

This security interest will continue for so long as Maker remains indebted to Payee under this Note, including any renewals, modifications, extensions, and substitutions thereof, and for so long as Maker has any outstanding and unsatisfied obligations under this Note. This security interest will terminate automatically upon payment in full of the principal and interest due on this Note and performance of all and singular the terms, conditions, covenants and agreements in this

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Note and the Pledge and Security Agreement. Promptly after such termination, upon Maker’s request, the Payee, shall execute and deliver to the Maker such documents as Maker may reasonably request to evidence the release of the Collateral from the security interest granted under the Pledge and Security Agreement.

Commercial Agreement:

Maker represents and warrants that it is entering into this Note for commercial purposes and that the security given for this Note is property used for commercial purposes. Maker is not entering into this Note for purposes of acquiring any consumer goods or services or for conducting any consumer activities.

Default:

Each of the following constitutes an Event of Default under this Agreement:

(a)    Default in Payment. The failure, refusal or neglect of Maker or any Obligated Party (as defined under the Pledge and Security Agreement) to make any payment of principal or interest on the Indebtedness, or any portion thereof, as the same shall become due and payable under this Note or the Pledge and Security Agreement; or

(b)    Non-Performance of Covenants. The failure of Maker or any Obligated Party to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any other Loan Documents, to the extent such Default shall not have been remedied or waived within the earlier of (i) 30 days after the knowledge of any officer of the Maker of such breach or failure and (ii) 10 days from the date the Payee gives Maker written notice of the Default; or

(c)    False Representation. Any representation contained herein made by Maker or any Obligated Party is false or misleading in any material respect as of the date made or deemed made; or

(d)    Default to Third Party. The occurrence of any event which permits the acceleration of the maturity of any material indebtedness owing by Maker or any Obligated Party to any third party under any agreement or undertaking; or

(e)    Maker’s Secured Bankruptcy or Insolvency. If Maker or any Obligated Party: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party or any of the Collateral, either in a proceeding brought by such party or in a proceeding brought against such party and such

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appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; files a petition for relief under the United States Secured Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Secured Bankruptcy Law”) or an involuntary petition for relief is filed against such party under any Applicable Secured Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Secured Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (iv) fails to have discharged within a period of sixty (60) days any attachment, sequestration or similar writ levied upon any property of such party; or (v) fails to pay within thirty (30) days any final money judgment against such party in a principal amount in excess of $5,000,000; or

(f)    Execution on Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action against Maker; or

(g)    Loss of Collateral. Loss, theft, substantial damage, or destruction of the Collateral, that is not repaired or replaced by equivalent property or insurance proceeds within one hundred and twenty (120) days of such loss, theft, substantial damage, or destruction; or

(h)    Sale of Collateral. Sale of all or a portion of the Collateral without Payee’s express written consent; or

(i)    Liquidation and Related Events. The liquidation, dissolution, merger or consolidation of Maker; provided that a merger or consolidated is permitted if Maker is the surviving entity

IF MAKER DEFAULTS ON THIS NOTE, AND THE DEFAULT IS NOT CURED WITHIN TEN (10) DAYS OF WRITTEN NOTICE FROM PAYEE, PAYEE MAY DECLARE THE UNPAID PRINCIPAL BALANCE AND EARNED INTEREST ON THIS NOTE IMMEDIATELY DUE, AND MAKER HEREBY WAIVES ANY RIGHT TO NOTICE OF ACCELERATION OF THE DEBT. PAYEE MAY FURTHER, AND WITHOUT LIMITING ANY OTHER RIGHTS OR REMEDIES AVAILABLE TO PAYEE, EXERCISE ONE OR MORE OF THE RIGHTS AND REMEDIES PROVIDED IN THE PLEDGE AND SECURITY AGREEMENT, AS DESCRIBED THEREIN.

Time is of the Essence:

Time is of the essence for this Note and the performance of all obligations under this Note.

Choice of Law and Venue:

Maker agrees to pay to Payee the amount of any and all reasonable and documented out- of-pocket costs and expenses, which Payee may incur in connection with and reasonable and

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necessary attorneys’ fees related to: (i) the repossession, custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (ii) the exercise or enforcement of any of the rights of Payee under the Loan Documents, or (iii) the failure by Maker to perform or observe any of the provisions hereof. This Note shall be governed by and construed in accordance with the laws of the State of Texas, and applicable federal laws, except to the extent perfection and the effect of perfection or non-perfection of the security interest granted hereunder, in respect of any particular collateral, are governed by the laws of a jurisdiction other than the State of Texas. MAKER ACKNOWLEDGES THAT THIS NOTE IS IN EXCESS OF ONE-MILLION DOLLARS, AND THEREFORE CONSTITUTES A MAJOR TRANSACTION UNDER SECTION 15.020 OF TEXAS CIVIL PRACTICES AND REMEDIES CODE. MAKER FURTHER ACKNOWLEDGES THAT THIS NOTE WAS NEGOTIATED IN AND IS PERFORMABLE IN PART IN JEFFERSON COUNTY, TEXAS. MAKER THEREBY AGREES THAT THE TEXAS OR FEDERAL COURTS OF APPLICABLE SUBJECT MATTER JURISDICTION SITTING IN JEFFERSON COUNTY, TEXAS WILL BE THE EXCLUSIVE VENUE FOR ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND MAKER IRREVOCABLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS.

Disclaimer of Warranties and Representations:

Maker represents and warrants that Maker has entered into this transaction and executed these documents relying solely and exclusively on its own judgment and investigation. Maker has either received the advice of counsel of its own choice or has had the opportunity to seek counsel and chosen not to do so regarding the terms and conditions of this Note. Maker expressly disclaims any reliance on any representation of Payee or any employee or representative of Payee or its parent company or any subsidiary or affiliate of Payee or its parent company, regarding the terms and conditions of this Note.

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED and made EFFECTIVE as of August 16, 2019.

MAKER: STABILIS ENERGY, INC.

By:	/s/ Andrew L. Puhala
Andrew L. Puhala
Its:	Senior Vice President, Chief Financial Officer and Secretary

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